Exhibit 99.1

STEINER LEISURE LIMITED ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY CATTERTON FOR $65 PER SHARE IN CASH

Nassau, The Bahamas and Greenwich, CT – August 21, 2015 – Steiner Leisure Limited (NASDAQ: STNR) (“Steiner Leisure” or “the Company”), a worldwide provider and innovator in the fields of beauty, wellness and education, and Catterton, the leading consumer-focused private equity firm, today announced that they have entered into a definitive merger agreement under which an affiliate of Catterton will acquire all of the outstanding shares of Steiner Leisure for $65 per share in cash.

The purchase price represents a premium of approximately 21.5% over Steiner Leisure’s 90 day weighted-average closing share price on August 20, 2015, the last trading day prior to today’s announcement. The total transaction value, including assumed net debt, is approximately $925 million.

Steiner Leisure’s Board of Directors unanimously approved the merger upon the recommendation of a Special Committee comprised entirely of independent directors.

The Special Committee issued the following statement: “We are pleased to reach this agreement, which provides cash value for all Steiner Leisure shareholders. After careful consideration in conjunction with our independent advisors, the Special Committee has unanimously concluded that this transaction is in the best interest of our shareholders. Our Board has been committed to maximizing value for our shareholders, and we believe that this all-cash transaction with Catterton accomplishes that goal.”

Leonard Fluxman, President and Chief Executive Officer of Steiner Leisure, said, “We are proud to partner with Catterton, which has a strong reputation and proven track record of supporting the growth of many of the most successful retail and consumer companies. This transaction will provide Steiner Leisure with greater flexibility to focus on our long-term business initiatives and to improve our role as a global provider and innovator in beauty, wellness and education. Catterton’s partnership is an important endorsement of our brands and the hard work and commitment of our team. We are confident that with Catterton’s support and expertise in beauty, health and wellness, we are opening an exciting new chapter for our employees, customers and all our stakeholders.”

J. Michael Chu, Co-Founder and Managing Partner of Catterton, said, “We are pleased to make this investment in Steiner Leisure, which has an attractive portfolio of distinguished beauty and wellness brands and services. We are excited about the Company’s future and look forward to leveraging our retail and consumer expertise and network to help Steiner Leisure enhance its position as an industry leader. We look forward to working with the Steiner Leisure team and its talented employees to drive growth and innovation for consumers as we capitalize on the many growth opportunities in the industry.”

The transaction is expected to close in the fourth quarter of 2015 or early in 2016, and is subject to the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, other regulatory approvals and approval of Steiner Leisure shareholders.

The transaction is not subject to a financing condition. The merger agreement provides for a “go-shop” period until October 6, 2015, during which the Special Committee – with the assistance of its financial advisor Jefferies LLC – may actively solicit alternative proposals to acquire Steiner Leisure from third parties. There can be no assurances that this process will result in a superior transaction.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Steiner Leisure’s Current Report on Form 8-K, which will be filed in connection with this transaction.

Jefferies LLC is serving as financial advisor to Steiner Leisure’s Special Committee, and Dechert LLP is serving as legal advisor to Steiner Leisure’s Special Committee. Kirkland & Ellis LLP is serving as legal advisor to Catterton.

About Steiner Leisure Limited

Steiner Leisure Limited is a worldwide provider and innovator in the fields of beauty, wellness and education, dedicated to maintaining the highest quality standards and continually evolving to include and anticipate new developments within the industry. Steiner Leisure aims to maintain and expand its existing diverse portfolio of services, products and brands, as well as to seek out new opportunities to complement its business.

Steiner services include traditional and alternative massage, body and skin treatment options, fitness, acupuncture, herbal medicine, and medi-spa treatments. Steiner provides its customers with a wide-ranging assortment of premium skin, body and hair care products under the Elemis®, La Thérapie™, Bliss®, Remède®, Laboratoire Remède® and Jou® brands. Its products are distributed through over 200 Steiner-operated day spas, resorts and spas-at-sea under its Elemis®, Mandara®, Chavana®, Bliss® and Remède® brands.

Steiner’s Ideal Image is the nation’s largest cosmetic and aesthetic services provider in the U.S. Those services are provided by highly trained, experienced practitioners through a nationwide network of 127 treatment centers across 31 states, as well as two locations in Canada.

Steiner is also an accredited educator teaching students the skills necessary to be a spa professional, including massage and skincare services. For more information, please see www.steinerleisure.com

About Catterton

Catterton is a leading consumer-focused private equity firm with more than $4.0 billion currently under management and a twenty-six year track record of success in building high growth companies. Since its founding in 1989, Catterton has leveraged its category insight, strategic and operating skills, and network of industry contacts to establish one of the strongest private equity investment track records in the middle market. Catterton invests in well-positioned and distinctive businesses across all major consumer segments, including Food and Beverage, Retail and Restaurants, Consumer Products and Services, Consumer Health, and Media and Marketing Services. Some of Catterton’s investments include: Restoration Hardware, CorePower Yoga, Pure Barre, StriVectin, Cover FX, Frederic Fekkai, Baccarat, PIRCH, Outback Steakhouse, Plum Organics, Mendocino Farms, Noodles & Company, John Hardy, Build-A-Bear Workshop, Wellness and Nature’s Variety pet food, Odwalla and P.F. Chang’s, to name a few. More information about Catterton can be found at catterton.com.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2014, which was filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2015, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Catterton Partners and its affiliates. In connection with the proposed merger, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at www.steinerleisure.com or by directing a request to: Steiner Leisure Limited, c/o Steiner Management Services, 770 S. Dixie Highway, Coral Gables, Florida 33146, Attn: Investor Relations, (305) 284-1417.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, which may be different than those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s definitive proxy statement for its most recent annual meeting of shareholders, which was filed with the SEC on April 30, 2015, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.

Steiner Leisure Contacts:

Leonard Fluxman

President and Chief Executive Officer

305-284-1415

Stephen Lazarus

Chief Operating Officer and Chief Financial Officer

305-284-1421

Catterton Contacts:

Eric Brielmann / Andi Rose / Alyssa Cass

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449